SETTLEMENT AGREEMENT

      This Settlement Agreement ("Agreement") is entered into on the 23rd day of January, 1997 by and between, Westmark Group Holdings, Inc., a Delaware corporation ("WGHI") and Medical Industries of America, Inc., a Florida corporation ("MIOA"), and is made in reference to the following:

                                    RECITALS

      WHEREAS, WGHI and MIOA (formally Heart Labs of America, Inc.) entered into a Stock Purchase Agreement on or about November 21, 1995 together with amendments thereto and;

      WHEREAS, WGHI is the owner and holder of 200,000 shares of convertible preferred stock of MIOA and;

      WHEREAS, MIOA is the owner and holder of 1,667,284 shares of unregistered common stock of WGHI and;

      WHEREAS, MIOA is the owner and holder of 200,000 shares of convertible preferred stock of WGHI and;

      WHEREAS, from time to time, since November 27, 1995, MIOA has provided additional financing to WGHI in the approximate sum of One Million Nine Hundred Fifty-Three Thousand Dollars ($1,953,000) and;

      WHEREAS, various disputes have arisen by and between the parties with regard to loans, liabilities, stock ownership and enforcement of the terms and conditions of the aforementioned Stock Purchase Agreement as amended and;

      WHEREAS, the parties hereto wish to settle and resolve any and all disputes, debts, damages, accounts, claims and demands whatsoever between the parties arising from the aforementioned Stock Purchase Agreement, loans, liabilities and stock ownership;

      NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, and other covenants and conditions contained herein, WGHI and MIOA mutually agree as follows:

      1. CLOSING DATE. WGHI covenants and agrees that WGHI is diligently negotiating a financing proposal that would provide additional capitalization to WGHI in a minimum amount of $3,000,000 and a maximum amount of $6,000,000. For the purpose of this Agreement, "Additional Capitalization" shall be defined as gross proceeds. The parties hereto further mutually agree that the terms and conditions of this Agreement and the duties and responsibilities herein contained are subject to and expressly conditioned upon the receipt by

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WGHI of minimum Additional Capitalization in the sum of $3,000,000 by March 15,
1997 ("First Tranche"). Upon receipt of said Additional Capitalization WGHI and MIOA agree to do and perform the following no later than April 15, 1997 (the "Closing Date"):

            a.    WGHI shall pay MIOA as follows:

                  (i) $1.5 million cash on or before April 15, 1997, provided that WGHI shall have received no less than $6,000,000 in gross proceeds as a result of Additional Capitalization. In the event the Additional Capitalization received by WGHI is less than $6,000,000 but more than $5,000,000, MIOA shall receive all proceeds in excess of $5,000,000. In the further event the Additional Capitalization received by WGHI is less than $5,000,000 but more than $3,000,000, MIOA shall receive ten percent (10%) of said Additional Capitalization. If WGHI receives no more than $3,000,000 in Additional Capitalization by March 15, 1997, MIOA shall receive a cash payment of $300,000 on March 28, 1997.

                  (ii) WGHI shall execute a promissory note pursuant to the schedule set forth on Exhibit "A" which is attached hereto and by this reference made a part hereof. Said promissory note shall bear interest at ten percent (10%) per annum. Payments of principal and interest shall be amortized equally over ten
                  (10) years, with payments commencing July 31, 1997. All unpaid principal and accrued interest shall be due and payable no later than three (3) years from the date of execution of this Agreement. The form of the promissory note is attached hereto as Exhibit "B" and incorporated herein. On the Closing Date an amortization schedule will be prepared, attached hereto as Exhibit "C" and incorporated herein.

                  (iii) Said promissory note shall also provide for a principal reduction in the sum of $500,000 in the event of the sale or disposition by WGHI of its wholly owned subsidiary, Green World Technologies, Inc. prior to the maturity date of the note, provided, however, that WGHI shall have

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                  received a minimum of $500,000 cash from said sale or
                  disposition. MIOA shall be entitled to all cash received by WGHI up to $500,000. Said principal reduction will occur contemporaneously with the closing of the sale or disposition of Green World Technologies, Inc. WGHI represents that it is diligently pursuing the sale of Green World technologies Inc. and that said company will not be sold or disposed for less than fair market value. The parties mutually agree that WGHI may elect to "spin off" Green World Technologies in which event MIOA shall not be entitled to a principal reduction unless said "spin-off" shall result in the payment of cash to WGHI.

                  (iv) Said promissory note shall further provide that if prior to the maturity date of the note, WGHI sells its note receivable or other collateral resulting from the Green World Technologies, Inc. sale, or disposition, the balance of the MIOA promissory note shall be paid in full to the extent of the proceeds received from the sale of said note receivable or other collateral.

                  (v) Said promissory note may be pre-paid in part or in full by WGHI without penalty.

                  (vi) Said promissory note shall be secured by a mortgage on the real property described on Exhibit "D" attached hereto and incorporated herein and if necessary, by an assignment by WGHI to MIOA of the Green World Technologies' note receivable or other collateral referred to hereinabove, or a pledge of the shares of Green World Technologies stock retained by WGHI in the event of a "spin off" of Green World Technologies, Inc. MIOA shall have no proprietary rights or voting rights with respect to the collateral in the absence of a default by WGHI. The value of the security shall not exceed the balance of the principal and interest due pursuant to the MIOA promissory note.

            b. WGHI shall endorse, assign, transfer and convey to MIOA any and all MIOA convertible preferred stock owned by WGHI.

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            c. WGHI shall waive any and all rights, claims, demands or entitlements with respect to the aforementioned Stock Purchase Agreement, as amended.

            d. WGHI shall provide quarterly financial statements of WGHI and its subsidiaries to MIOA.

      2. MIOA OBLIGATIONS. In consideration of the foregoing, MIOA covenants and agrees to do the following:

            a. MIOA shall endorse, assign, transfer and convey to WGHI any and all WGHI shares of convertible preferred stock owned by MIOA. b. MIOA shall endorse, assign, transfer and convey to WGHI any and all WGHI shares of common stock owned by MIOA. Upon receipt of certificates representing all of the common stock of WGHI owned by MIOA, WGHI shall reissue a certificate for 70,000 shares of common stock to MIOA in full and final satisfaction and settlement of any and all claims with respect to WGHI shares owned by MIOA except as hereinafter set forth. WGHI further agrees that certain other shares of common stock of WGHI shall be reissued to MIOA pursuant to the schedule set forth on Exhibit "A" which is incorporated herein. MIOA shall have demand registration rights and "piggyback" registration rights with respect to said shares at the expense of WGHI. All re-issued shares shall be deemed to have been re-issued on the date of the original issuance. MIOA covenants and agrees that upon registration of said reissued shares of common stock, MIOA shall not sell, transfer or convey more than 60,000 shares of said common stock per month, or fifteen percent (15%) of the total reissued shares per month, whichever is less. In the event WGHI completes a reverse stock split within seven (7) months of the Closing Date and prior to the sale, transfer or conveyance of all the reissued shares held by MIOA, WGHI shall register and issue additional shares of common stock to MIOA in the event of any diminution in the value of the remaining reissued shares thirty (30) days after the date of the reverse stock split. MIOA shall assume the market risk with respect to said shares prior to and thirty-one (31) days after any reverse stock split.

            c. MIOA shall waive any and all rights, claims, demands or entitlements with respect to the aforementioned Stock Purchase Agreement, as amended.

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            d. MIOA shall release and forever discharge WGHI with respect to any rights, claims, demands or entitlements pertaining to any money, financing, loans or other consideration given or provided to WGHI by MIOA.

      3. UNENCUMBERED SHARES. WGHI and MIOA mutually covenant and agree that each and every share of common and preferred stock to be transferred, assigned and conveyed by one party to the other, shall be free and clear of all liens, encumbrances and restrictions on transfer other than restrictions, pursuant to applicable state and federal securities laws.

      4. ACCRUED DIVIDENDS AND INTEREST. On the Closing Date, WGHI and MIOA mutually agree to waive any and all claims or demands with respect to dividends or interest arising out of the ownership of preferred stock or any other business relationship by and between the parties.

      5. MUTUAL RELEASE. Subject to the Closing Date as hereinabove set forth and the performance of the terms and conditions contained in this Agreement, each party hereby forever releases and discharges the other party and each of its heirs, officers, directors, shareholders, employees, agents, affiliates, subsidiaries, attorneys, successors and assigns of and from any and all claims, rights, duties, obligations, debts, liabilities, damages, injuries, actions and causes of action of every kind and nature, foreseen and unforeseen, contingent and actual, liquidated and unliquidated, suspected and unsuspected, disclosed and undisclosed, whether direct or by way of indemnity, contribution or otherwise, arising out of or related to the aforementioned Stock Purchase Agreement and amendments thereto, the ownership of shares of common and preferred stock as hereinabove set forth and the business relationship by and between the parties.

      6. EXCEPTIONS TO MUTUAL RELEASE. Nothing contained in this Agreement shall operate to release or discharge either party or its successors or assigns from any claims, rights or causes of action arising out of or relating to a breach of any of the obligations of the parties contained in this Agreement.

      7. SURVIVAL OF MIOA WARRANT OBLIGATION. The parties acknowledge that the aforementioned Stock Purchase Agreement, as amended, provided for the issuance of warrants by MIOA for the benefit of WGHI shareholders and that said warrants will not expire until November 21, 1997. MIOA covenants and agrees that MIOA will have a continuing responsibility to the shareholders of WGHI with respect to the terms and conditions of the Warrant Agreement contained in said Stock Purchase Agreement. Said warrant terms and conditions shall survive the termination of the Stock Purchase Agreement and amendments thereto.

      8. NATURE OF AGREEMENT. The provisions contained in this Agreement constitute a compromise of disputed issues. This Agreement shall not, in any way, be construed

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as an admission by either party of any unlawful, wrongful or invalid act.

      9. AUTHORITY TO EXECUTE. Each party to this Agreement represents that all necessary corporate action has been taken to authorize the execution, delivery and performance by each party to this Agreement. This Agreement is the legal, valid and binding obligation of each party, enforceable against each party in accordance with its terms, subject as to enforcement only as to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application relating to or affecting the rights of creditors generally and to general equitable principals. This Agreement does not violate any agreement or contract to which either party is a party thereto.

      10. PUBLICITY. No press release or public disclosure, written or oral, of the transactions contemplated by this Agreement shall be made by either of the parties hereto without the written consent of both parties and until the parties have jointly issued a press release or otherwise publicly disclosed the transactions. This prohibition shall not apply to any disclosure required by law.

      11. ORGANIZATION, GOOD STANDING AND QUALIFICATIONS. WGHI and MIOA are corporations duly organized, validly existing and in good standing under the laws of the state of incorporation for each incorporation. Each party has all the requisite corporate power and authority to own and operate its properties and assets, and to carry on its business, to execute and deliver this Agreement and to carry out the provisions of this Agreement. Both WGHI and MIOA are duly qualified to transact business and are in good standing in each jurisdiction in which the failure to so qualify would have a material and adverse effect on the business, properties, condition (financial or otherwise) or operations of each party to perform its obligations under this Agreement.

      12. GOVERNMENTAL CONSENTS. No consent, approval, qualification, order or authorization of or filing with any local, state or federal governmental authority is required on the part of either WGHI or MIOA in connection with the execution and performance of this Agreement.

      13. NO VIOLATION, CONFLICT OR DEFAULT. The execution, delivery and performance by WGHI and MIOA of this Agreement and consummation of the transactions contemplated hereby will not result in any violation or default of any provision of either corporations' Certificate of Incorporation or By-Laws, any statute, law, regulation, order or decree applicable to either party or any contract, commitment, agreement, arrangement or restriction of any kind to which either WGHI or MIOA, is a party. WGHI has not entered into nor does WGHI contemplate entering into any agreement that would alter or change the intent of this Agreement.

      14. LITIGATION. WGHI and MIOA each warrant that there are no legal administrative, governmental or arbitration proceedings pending by or before any court, governmental administrative agency or commission or arbitrator against WGHI or MIOA that

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would prevent a consummation of the transactions contemplated in this Agreement.
The parties further mutually agree that either party may terminate this Agreement by giving written notice of termination to the other party, if the other party, prior to the Closing Date has: (i) a receiver of its assets or property appointed because of insolvency; (ii) filed a voluntary or involuntary petition in bankruptcy; (iii) made a general assignment for the benefit of creditors or (iv) been adjudged a bankrupt; (v) instituted or suffered to be instituted any proceeding for the reorganization or rearrangement of its affairs.

            This right of termination may be exercised without prejudice to any other remedy to which either party may be entitled to at law or in equity under this Agreement.

      15. FURTHER COOPERATION. Each party hereto agrees to execute, acknowledge, and/or deliver any and all documents reasonably necessary to carry out and perform its obligations hereunder.

      16. ENTIRE AGREEMENT. This Agreement contains the entire Agreement and understanding between the parties as to the settlement of all claims and supersedes and replaces all prior settlement negotiations and proposed agreements, written and oral. The parties hereto acknowledge that no other party or agent or attorney of any other party has made any promise, representation or warranty whatsoever express or implied not contained in this Agreement concerning the subject matter hereof to induce either party to enter into this Agreement, and each party acknowledges that it has not executed this Agreement in reliance upon any such promise, representation or warranty not contained herein.

      17. SEVERABILITY. Every provision of this Agreement is intended to be severable. In the event any term or provision hereof is declared to be illegal or invalid for any reason whatsoever by a tribunal of competent jurisdiction, such illegality or invalidity shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

      18. NO WAIVER. The waiver, either expressed or implied, by any party hereto of any term or condition of this Agreement, shall not constitute a relinquishment by said party of its right to enforce the term or condition at any later date unless this Agreement is amended in writing to so provide for an unconditional waiver.

      19. NO ASSIGNMENT. As a condition of this Agreement, the parties represent and warrant that there has been no actual assignment or purported assignment or other transfer of any claims or other matter or any interest which has been released by any provision of this Agreement. The parties represent and warrant that they are the sole owners and real-party-in- interest regarding their respective claims and matters being released by this Agreement. In the event that any representation or warranty made by any of the parties in this paragraph is false or incorrect, it is agreed that the party making such representation or warranty shall indemnify the other party for any and all claims, demands, causes of action, obligations, set-offs, liabilities, damages, losses, injuries, costs, expenses and attorneys' fees incurred by them or any of them

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as a result of such a false or incorrect representation or warranty. Further, it is agreed by the parties that the foregoing indemnity does not require the party seeking the indemnification to have made a payment to a third party claimant as a condition precedent to recovery of the indemnity granted pursuant to this action.

      20. ADVICE OF COUNSEL. Prior to the execution of this Agreement and any other document to which reference is made herein, each party hereto and thereto has fully understood and carefully read all of the provisions of this Agreement. That each party has consulted with or alternatively has had opportunity to consult with, legal counsel of its own choice concerning the terms and conditions of this Agreement and any other document to which reference is made herein, and such other opportunity to participate in the drafting of this Agreement and such other document, and that each such party to this Agreement and such other document is voluntarily entering into this Agreement.

      21. COUNTERPARTS. This Agreement may be executed in any number of original counterparts. Any such counterpart, when executed shall constitute an original of this Agreement, and all such counterparts together shall constitute one and the same Agreement.

      22. NO MODIFICATION. No waiver, modification or amendment of any term, condition or provision of this Agreement shall be valid or have any force or effect unless made in writing and signed by the parties against whom the waiver, modification or amendment is asserted.

      23. GOVERNING LAW. This Agreement shall be governed by and interpreted according to the laws of the State of Florida.

      24. INTERPRETATION. None of the parties hereto, nor their respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions hereof. The language in all parts of this Agreement shall in all cases be construed according to its fair meaning, not strictly for or against any of the parties hereto.

      25. ATTORNEYS' FEES TO ENFORCE THIS AGREEMENT. In the event that any action is commenced to seek enforcement of this Agreement or a declaration of rights thereunder, the prevailing party in such action shall be entitled to recover its reasonable attorneys' fees and costs incurred in connection with that action.

      26. JURISDICTION AND VENUE. In the event that any action is commenced to seek enforcement of this Agreement or a declaration of rights thereunder, the jurisdiction and venue for any such action shall be in Palm Beach County, Florida.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first stated above.

WESTMARK GROUP HOLDINGS, INC.             MEDICAL INDUSTRIES OF AMERICA

By:_________________________              By:________________________
Its:________________________              Its:_______________________


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